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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 16, 1999, except as to items described in Note 10 as to which the date is September 16, 1999, relating to the financial statements of Digital Impact, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopersLLP


San Jose, California

November 3, 1999